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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) September 26, 1996



                            MRV COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                                   DELAWARE
                 (State or other jurisdiction of incorporation)


0-23452                                                06-1340090
(Commission File Number)                  (I.R.S. Employer Identification No.)



8917 Fullbright Ave.
Chatsworth, CA                                          91311
(Address of principal executive officers)             (Zip Code)




                                  818 773-9044
               Registrant's telephone number, including area code

                                      N.A.
         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

         On September 26, 1996, the Company completed an acquisition from Elbit Ltd. ("Elbit") of certain of the assets and selected liabilities of Elbit's wholly-owned subsidiary, Fibronics Ltd. and its subsidiaries (collectively "Fibronics") related to Fibronics' computer networking and telecommunications businesses (the "Fibronics Business") in the United States, Germany, the United Kingdom, the Netherlands and Israel. The assets acquired include Fibronics' technology in progress and existing technology, its marketing channels, its GigaHub family of computer networking products and other rights. The purchase price for the Fibronics Business was approximately $22.8 million, approximately $10.5 million of which was paid by the delivery of 458,991 shares of Common Stock and the balance in cash. Of the Common Stock delivered to Elbit as partial payment of the purchase price, the Company has guaranteed that (i) 184,381 shares can be resold by Elbit for at least $4.23 million and to secure any shortfall the Company has delivered to Elbit pending resale of the shares a letter of credit from a major bank in the amount of $4.3 million, and (ii) 274,610 shares can be resold by Elbit for at least $6.3 million and to secure any shortfall the Company has delivered to a trustee pending resale of the shares an additional 137,305 shares of its Common Stock. The source of the funds used for the acquisition were a portion of the proceeds of the Company's private placement of $30 million principal amount of 5% convertible subordinated debentures.

Item 7.  Financial Statements and Exhibits

         (a)     Financial Statements of Business Acquired

         It is impracticable to file the required financial statements of Fibronics with this Form 8-K report. Such of the required financials statements as are available are being filed herewith as Exhibit 2.2 to this Form 8-K report. Registrant plans to file the remainder of the required financial statements as an amendment to this Form as soon as practicable, but not later than December 10, 1996, which is 60 days following the date that this report on Form 8-K must be filed.

         (b)     Pro forma Financial Information

         It is impracticable to file the required pro forma financial information with this Form 8-K report. Registrant plans to file the required pro forma financial information as an amendment to this Form as soon as practicable, but not later than December 10, 1996, which is 60 days following the date that this report on Form 8-K must be filed.

         (c)     Exhibits

                 2.1 Agreement for the Sale and Purchase of Assets of Fibronics Ltd. Group dated September 26, 1996

                 2.2 Fibronics Ltd. Group Annual Report for the year ended December 31, 1995 and 1994
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MRV Communications, Inc.



Dated October 9, 1996                  /s/  EDMUND GLAZER
                                       -----------------------------------
                                       Edmund Glazer
                                       Chief Financial Officer

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                                 EXHIBIT INDEX


EXHIBIT                                                                 PAGE NO.
-------                                                                 --------

2.1      Agreement for the Sale and Purchase of Assets of Fibronics Ltd.
         Group dated September 26, 1996                                     5

2.2      Fibronics Ltd. Group Annual Report for the year ended
         December 31, 1995 and 1994                                        36